================================================================================

                           SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               COST PLUS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                                COST PLUS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held June 26, 2001

                               ----------------

To The Shareholders:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Cost Plus, Inc. (the "Company"), a California corporation, will be held on June 26, 2001 at 2:00 p.m., local time, at the Company's corporate headquarters located at 200 4th Street, Oakland, California 94607, for the following purposes:

  (1) To elect the following directors to serve for the ensuing year or until their successors are elected: Joseph H. Coulombe, Murray H. Dashe, Barry J. Feld, Danny W. Gurr, Fredric M. Roberts, Kim D. Robbins and Thomas D. Willardson.

  (2) To approve an amendment to the Company's 1995 Stock Option Plan to increase the shares reserved for issuance thereunder by 350,000 shares.

  (3) To ratify and approve the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 2, 2002.

  (4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only shareholders of record at the close of business on May 2, 2001 are entitled to notice of and to vote at the Annual Meeting.

   All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                        By Order of the Board of Directors

                                        Murray H. Dashe
                                        Chairman of the Board, Chief Executive
                                         Officer and President

Oakland, California
May 25, 2001


                            YOUR VOTE IS IMPORTANT

 To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                        DIRECTIONS TO COST PLUS, INC.'S
                            CORPORATE HEADQUARTERS

Cost Plus, Inc.
200 4th Street
Oakland, California 94607
(510) 893-7300

Directions from San Francisco

   Take the Bay Bridge to Interstate 580 East, to Interstate 980 (Downtown Oakland), which turns into Interstate 880, to Jackson Street. Exit Jackson Street and take a right onto Jackson Street and a left on Fourth Street. The corporate headquarters are located right on the corner.

Directions from Oakland Airport (and from the south)

   Take Interstate 880 North to Oak Street Exit. Exit Oak Street and go straight ahead for two blocks and turn left on Jackson Street. Go two blocks and turn left on Fourth Street. The corporate headquarters are located right on the corner.

                                COST PLUS, INC.

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                PROXY STATEMENT

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Cost Plus, Inc. (the "Company") for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held June 26, 2001 at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's corporate headquarters located at 200 4th Street, Oakland, California 94607. The telephone number of the Company's corporate headquarters is (510) 893-7300.

   These proxy solicitation materials were mailed on or about May 25, 2001 to all shareholders entitled to vote at the Annual Meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention:
Jane L. Baughman, Inspector of Elections, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted "FOR" the slate of directors described herein, "FOR" Proposals Two and Three and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting and Solicitation

   Every shareholder voting for the election of directors may cumulate such shareholder's votes and either give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting, prior to the voting, of the intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes. On all other matters, each share has one vote.

   The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. On each other matter, the affirmative vote of a majority of the votes cast is required under California law for approval. For this purpose, the "votes cast" are defined under California law to be the shares of the Company's Common Stock represented and voting in person or by proxy at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the record date for the meeting. Votes that are cast against a proposal will be counted for purposes of determining: (i) the presence or absence of a quorum; and (ii) the total number of votes cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. An automated system administered by the Company's transfer agent tabulates the votes. Each proposal is tabulated separately.

   This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation, without payment of additional compensation, by directors, officers, or regular employees of the Company. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies at an estimated fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses.

   Only shareholders of record at the close of business on May 2, 2001 are entitled to notice of and to vote at the Annual Meeting. As of May 2, 2001, 21,198,026 shares of the Company's Common Stock were issued and outstanding.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   The Board of Directors of the Company currently consists of seven directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them so that the election of as many of the nominees listed below as possible is assured under cumulative voting. In this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person's successor has been elected and qualified.

Required Vote

   The seven nominees receiving the highest number of affirmative votes of the holders of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal shall be elected to the Board of Directors. See "Voting and Solicitation" above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

   The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:

                                                                       Director
   Name of Nominee          Age         Principal Occupation            Since
   ---------------          ---         --------------------           --------
   Joseph H. Coulombe......  70 Independent Management Consultant        1995
   Murray H. Dashe.........  58 Chairman, Chief Executive Officer        1997
                                 and President
   Barry J. Feld...........  43 Chairman, Chief Executive Officer        2001
                                 and President, PCA International,
                                 Inc.
   Danny W. Gurr...........  43 President, DK Publishing Inc.            1995
   Kim D. Robbins..........  55 Director of Product Development,         1999
                                 Jack Nadel, Inc.
   Fredric M. Roberts......  58 President, F. M. Roberts and             1999
                                 Company, Inc.
   Thomas D. Willardson....  50 Senior Vice President of Finance and     1991
                                 Treasurer, Leap Wireless
                                 International, Inc.

   Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

   Mr. Coulombe has served as a director of the Company since November 1995. Since 1989, in his capacity as an independent business consultant, Mr. Coulombe has served in various senior executive roles on a temporary basis. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. Mr. Coulombe is the founder of Trader Joe's, a specialty food grocery chain, and served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe also serves as a director of PIA Merchandising.

   Mr. Dashe joined the Company in June 1997 as Vice Chairman of the Board of Directors and was named President in September 1997, and Chairman of the Board of Directors and Chief Executive Officer in February

1998. From August 1992 to June 1997, he was Chief Operating Officer of Leslie's Poolmart, Inc., a swimming pool supply retail chain, and was a director of that company from August 1989 to November 1996. From May 1990 through August 1992, he was President and Chief Executive Officer of RogerSound Labs, a Southern California retailer of audio/video consumer electronics. From September 1985 through April 1990, Mr. Dashe held several positions with SILO, a consumer electronics and appliance retailer, including Regional President, Regional Vice President and Director of Stores. Previously, he was employed in an executive capacity by other retailers, including Allied Stores Corp. (now Federated Department Stores), where he served in a variety of positions of increasing responsibility, including Vice President/Director of Stores.

   Mr. Feld has served as a director of the Company since February 2001. Mr. Feld is currently the President, Chief Executive Officer, and Chairman of the Board of Directors of PCA International, Inc., the largest North American operator of portrait studios focused on serving the discount retail market. Prior to joining PCA International, Inc., in August 1999, Mr. Feld was President and Chief Operating Officer and a member of the Board of Directors of Vista Eyecare, Inc., a retail chain of nine hundred plus vision centers operating throughout the continental United States and Mexico. Mr. Feld joined Vista Eyecare, Inc., as a result of an acquisition of New West Eyeworks, Inc. where he had been serving as President, Chief Executive Officer, and a member of the Board of Directors. Prior to joining New West Eyeworks in May 1991, Mr. Feld was President of Frame-n-Lens Optical, Inc., which was the largest chain of retail optical stores in California.

   Mr. Gurr has served as a director of the Company since November 1995. Since April 1998, Mr. Gurr has served as President of DK Publishing Inc., a publisher of illustrated books, videos and multi-media products. From September 1991 to February 1998, Mr. Gurr served as President and Chief Executive Officer of Lauriat's Books, Inc., an operator of various bookstore chains ("Lauriat's Books"). In March 1998, Lauriat's Books filed for protection under Chapter 11 of the Federal Bankruptcy Act. From November 1995 until June 1997, Mr. Gurr served as President and Chief Executive Officer of Chadwick Miller, Inc., an importer and wholesaler of housewares and gifts. From September 1990 to September 1991, Mr. Gurr was Vice President of Publishing and Acquisition for the Outlet Book Company Division of Random House, Inc.

   Ms. Robbins has served as a director of the Company since November 1999. Ms. Robbins is the Director of Product Development for Jack Nadel, Inc., a direct response promotion agency specializing in creative marketing and merchandise solutions. From 1996 to 1997, she was the Executive Vice President and General Merchandise Manager of House of Fabrics, Inc., which operates sewing and craft stores throughout the United States. From 1995 to 1996, she was the Vice President of Merchandising for Sport Chalet Inc., a sporting goods retailer. From 1976 to 1993, Ms. Robbins served in capacities of ever increasing responsibility at Carter Hawley Hale, culminating in her appointment as Senior Vice President and General Merchandising Manager.

   Mr. Roberts has served as a director of the Company since November 1999. Mr. Roberts is President of F. M. Roberts & Company, Inc., an investment banking firm he established in 1980. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers ("NASD"), which owns and operates the Nasdaq Stock Market. From 1994 to 1996, he was a member of the Nasdaq Board of Directors and its Executive Committee.

   Mr. Willardson was re-elected as a director of the Company in April 1996. He also served as a director of the Company from March 1991 to February 1996. Mr. Willardson is the Senior Vice President, Finance and Treasurer of Leap Wireless International, Inc., a wireless communications carrier. From August 1997 to June 1998, he served as a Vice President and Associate Managing Director of Bechtel Enterprises Inc., a wholly-owned investment and development subsidiary of Bechtel Group, Inc. He served as a manager of that company from July 1995 until August 1997. From January 1986 to July 1995, Mr. Willardson served as a principal at The Fremont Group, an investment company.

Board Meetings and Committees

   The Board of Directors of the Company held a total of four meetings during the fiscal year ended February 3, 2001. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

   The Audit Committee of the Board of Directors consists of Messrs. Willardson, Coulombe and Gurr and held four meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee has adopted a written charter, which is attached to this Proxy Statement as Appendix B. Each member of the Company's Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards.

   The Compensation Committee of the Board of Directors currently consists of Ms. Robbins and Messrs. Roberts and Feld and held one meeting during the last fiscal year. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and approves stock option grants for executive officers.

   In February 2001, the Company appointed a Nominating Committee of the Board of Directors, which consists of Messrs. Gurr, Feld and Willardson. The Nominating Committee has responsibility for identifying, screening, and recommending to the Board any candidates for addition to the Company's Board of Directors. The Nominating Committee will consider nominees recommended by management and stockholders. Such recommendations may be delivered in writing to the attention of the Nominating Committee in care of the Secretary at the Company's principal executive offices.

   No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served.

Audit Committee Report

   The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. We also recommend to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by NASD listing standards.

   Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

   In this context, we held four meetings during fiscal year 2000. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Deloitte & Touche LLP. We discussed with the Company's independent auditors the overall scope and plans for their audit. We met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluations of the Company's internal controls.

   We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 3, 2001 with management and Deloitte & Touche LLP.

   We also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

   The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche for audit and non-audit services.

   Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended February 3, 2001 be included in the Company's Annual Report on Form 10-K. We have also recommended the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 2, 2002. See Proposal Three.

                                          The Audit Committee

                                          Thomas D. Willardson, Chairman
                                          Joseph H. Coulombe
                                          Danny W. Gurr

Director Compensation

 Cash Compensation

   In fiscal year 2000, each of the Company's non-employee directors was compensated at the rate of $12,000 per annum for service on the Board of Directors and committees thereof, with adjustments for service for a portion of the year. In addition, each non-employee director received a fee of $750 for each in-person Board meeting attended. Directors are also reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. The Chairmen of the Compensation and Audit Committees receive additional annual compensation of $4,000 and $2,500, respectively, for their services as chairs of those committees.

 1996 Director Option Plan

   The Company's 1996 Director Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the Company's shareholders in March 1996. Under the Director Plan, the Company has reserved 253,675 shares of Common Stock for issuance to the non-employee directors of the Company. The Director Plan will be in effect for a term of ten years unless sooner terminated. Under the Plan each Director is awarded stock at the sole discretion of the Company's Board of Directors.

   On June 22, 2000, Messrs. Willardson, Roberts, Coulombe, Gurr and Ms. Robbins each received grants under the Director Plan of options to purchase 4,500 shares of Common Stock at an exercise price of $25.4375. These option grants are subject to four-year vesting and will be fully vested in June 2004.

                                 PROPOSAL TWO

                    AMENDMENT OF THE 1995 STOCK OPTION PLAN

   The Company's 1995 Stock Option Plan (the "1995 Option Plan") was approved by the Board of Directors and by the shareholders in November 1995. An aggregate of 4,718,006 shares of Common Stock have been reserved for issuance under the 1995 Option Plan. However, under the terms of the 1995 Option Plan, that number must be reduced by 821,120 shares, the aggregate number of shares of Common Stock subject to options outstanding under the Company's 1994 Stock Option Plan (the "1994 Option Plan") and issued upon exercise of options granted under the 1994 Option Plan. Accordingly, an effective total of 3,896,886 shares of Common Stock are available for issuance under the 1995 Option Plan, which number will automatically increase to the extent that any of the 21,871 options outstanding as of February 3, 2001 under the 1994 Option Plan lapse or are canceled without being exercised. As of February 3, 2001, options to purchase 1,603,547 shares of Common Stock were outstanding under the 1995 Option Plan, 1,514,813 shares had been issued by the Company upon exercise of options under the 1995 Option Plan and 778,526 shares remained available for future option grants under the 1995 Option Plan. In February 2001 as part of the Company's annual grant program, options to purchase an additional 460,500 shares of Common Stock were granted under the 1995 Option Plan leaving 318,026 shares available for future option grants.

   In February 2001, the Board of Directors approved a proposal to amend the 1995 Option Plan to increase the shares reserved for issuance thereunder by 350,000 shares. The proposed increase represents less than two percent of the Company's outstanding stock as of the record date for the Annual Meeting and is equal to the increase to the 1995 Option Plan approved by the shareholders at the annual meeting of shareholders in June 2000. The Company is seeking shareholder approval of the proposed amendment to the 1995 Option Plan. A summary of the 1995 Option Plan, as amended, is included as Appendix A to this Proxy Statement.

   The Board of Directors believes that the proposed increase is in the best interests of the Company for several reasons. First, the increase will provide an adequate reserve of shares for issuance under the 1995 Option Plan, which is an integral part of the Company's overall compensation program. In this regard, the Company anticipates continuing to award stock options in the future to a broader group of its management personnel to strengthen incentives for such persons. Second, the Board of Directors believes the proposed increase is essential for the Company to compete successfully against other companies in attracting and retaining key employees, thereby facilitating the future potential growth of the Company. Third, the Board of Directors believes the 1995 Option Plan is an important contributor to the alignment of employee and shareholder interests.

Amended 1995 Option Plan Benefits

   The following table sets forth information with respect to stock option grants under the 1995 Option Plan for the fiscal year ended February 3, 2001 to: (i) the Chief Executive Officer and the four other most highly compensated executive officers of the Company in the fiscal year ended February 3, 2001;
(ii) all current executive officers as a group; and (iii) all other employees, including all current officers who are not executive officers, as a group:

                          Amended Plan Benefits Table

                                                               Number of Shares
                                                  Dollar Value    Subject to
   Name of Individual or Identity of Group          ($) (1)    Options Granted
   ---------------------------------------        ------------ ----------------
   Murray H. Dashe (2)..........................   $  460,625       72,213
   John F. Hoffner..............................      125,625       15,000
   Kathi P. Lentzsch (2)........................      125,625       26,250
   Stephen L. Higgins...........................       67,000        8,000
   Gary D. Weatherford (2)......................      100,500       19,650
   All current executive officers as a group (14
    total) (2)..................................    1,417,493      220,012
   All other current employees as a group (2)...    2,744,437      380,625

--------
(1) Calculated by determining the difference between the fair market value of the Company's Common Stock on February 2, 2001 ($25.00) and the exercise price of such options, multiplied by the number of shares.

(2) The Dollar Value calculations exclude options which had an exercise price greater than the fair market value of the Company's Common Stock on February 2, 2001.

Required Vote

   The proposed amendment of the 1995 Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum. See "Voting and Solicitation" above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the current fiscal year ending February 2, 2002 and recommends that the shareholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be available at the meeting with the opportunity to make any statements if they desire to do so, and are also expected to be available to respond to appropriate questions.

Independent Accountant Fees

   The aggregate professional fees billed for Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") for the fiscal year ended February 3, 2001 were as follows:

     Audit Fees....................................................... $124,000
     Financial Information Systems Design and Implementation Fees.....      --
     All Other Fees................................................... $262,000

   The Audit Committee has considered whether the fiscal 2000 non-audit services provided by Deloitte are compatible with maintaining auditor independence.

Required Vote

   The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum. See "Voting and Solicitation" above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

   The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company in the fiscal year ended February 3, 2001:

                          Summary Compensation Table

                                     Annual                Long-Term
                                  Compensation           Compensation
                                -------------------- ---------------------
                                                     Restricted Securities
                                                       Stock    Underlying  All Other
Name and Principal       Fiscal  Salary      Bonus     Award     Options   Compensation
Position                  Year    ($)         ($)       ($)        (#)         ($)
------------------       ------ --------    -------- ---------- ---------- ------------
Murray H. Dashe.........  2000  $465,004(2) $247,824    $ --      72,213     $    --
 Chairman, Chief          1999   360,577     314,184      --     109,500          --
 Executive Officer
 and President            1998   348,923     168,320      --      45,000          --


John F. Hoffner.........  2000   252,409      87,990      --      15,000          --
 Executive Vice
 President,
 Administration           1999   238,269      60,461      --      33,750      48,098(3)
 and Chief Financial      1998   141,923      53,249      --     112,500      55,820(3)
 Officer


Kathi P. Lentzsch.......  2000   268,940      85,523      --      26,250          --
 Executive Vice           1999   231,500     113,615      --      33,750          --
 President,
 Business Development     1998   209,923      74,686      --      11,250          --


Stephen L. Higgins......  2000   208,654      57,150      --       8,000      72,685(3)
 Senior Vice President,   1999    15,385      20,000      --      25,000          --
 Merchandising (1)


Gary D. Weatherford.....  2000   192,731      59,429      --      19,650          --
 Senior Vice President,   1999   155,923      78,312      --      21,000          --
 Stores
                          1998   135,808      50,599      --       4,502          --

--------
(1) Mr. Higgins became Senior Vice President, Merchandising in September 2000. Mr. Higgins joined the Company in December 1999 as Vice President, Merchandising.

(2) Includes $23,654 of salary earned in fiscal 1999 but paid in fiscal 2000.

(3) Amount reimbursed for relocation expenses.

   The table below provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended February 3, 2001 to the persons named in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year

                                        Individual Grants
                         ------------------------------------------------
                                                                               Potential
                                                                          Realizable Value at
                                                                           Assumed Rates of
                          Number of    Percent of                             Stock Price
                         Securities   Total Options  Exercise              Appreciation for
                         Underlying    Granted to      Price                Option Term (3)
                           Option     Employees in   ($/Share) Expiration -------------------
Name                     Granted (#) Fiscal Year (1)    (2)       Date     5% ($)   10% ($)
----                     ----------- --------------- --------- ---------- -------- ----------
Murray H. Dashe.........   55,000         8.83%      $16.625   2/23/2010  $575,046 $1,457,278
                           17,213         2.76        33.8125  3/31/2010   366,026    927,581

John F. Hoffner.........   15,000         2.41        16.625   2/23/2010   156,830    397,440

Kathi P. Lentzsch.......   15,000         2.41        16.625   2/23/2010   156,830    397,440
                           11,250         1.81        33.8125  3/31/2010   239,226    606,245

Stephen L. Higgins......    8,000         1.28        16.625   2/23/2010    83,642    211,968

Gary D. Weatherford.....   12,000         1.93        16.625   2/23/2010   125,464    317,952
                            7,650         1.23        33.8125  3/31/2010   162,673    412,246

--------
(1) The Company granted options to employees and directors to purchase a total of 623,137 of the Company's Common Stock during the fiscal year ended February 3, 2001.

(2) All options were granted at the fair market value of the Company's Common Stock on the date of grant, as determined by the Board of Directors. The exercise price may be paid in cash, check, shares of the Company's Common Stock or through a cashless exercise procedure involving same-day sale of the purchased shares, or by any combination of such methods.

(3) Potential realizable value is net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

   The table below provides the specified information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended February 3, 2001 and the unexercised options held as of February 3, 2001 by the persons named in the Summary Compensation Table.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                                                         Value of Unexercised
                                                      Number of Securities               In the Money Options
                                                     Underlying Unexercised             at Fiscal Year-End ($)
                            Shares      Value    Options at Fiscal Year-End (#)                   (1)
                         Acquired on   Realized  ----------------------------------    -------------------------
Name                     Exercise (#)  ($) (1)     Exercisable       Unexercisable     Exercisable Unexercisable
----                     ------------ ---------- ---------------    ---------------    ----------- -------------
Murray H. Dashe.........   123,675    $2,476,379             29,713            179,675 $       --   $1,762,304
John F. Hoffner.........    34,687       545,064             15,000             80,625    114,375      742,604
Kathi P. Lentzsch.......    20,359       477,215            101,669             86,251  1,247,120      970,799
Stephen L. Higgins......        --            --              8,333             24,667         --       67,000
Gary D. Weatherford.....    41,420     1,072,745             22,900             37,554    127,982      370,394

--------
(1) Calculated by determining the difference between the fair market value of the Company's Common Stock on the date of exercise or on February 2, 2001 ($25.00), as applicable, and the exercise price of such options, multiplied by the number of shares.

Employment and Related Agreements; Change in Control Provisions

   The Company has entered into retention agreements with the following executive officers: Murray Dashe, John Hoffner, Kathi Lentzsch, Joan Fujii, Stephen Higgins and Gary Weatherford. These agreements provide for payments to them in certain circumstances upon their involuntary termination of employment, including termination following a change of control (as such terms are defined below). Mr. Dashe's agreement provides for 18 months of severance pay in the event he is involuntarily terminated prior to June 15, 2003, and 24 months of severance pay if he is involuntarily terminated after a change of control prior to June 15, 2003. Mr. Hoffner's and Ms. Lentzsch's agreements provide for 12 months of severance pay in the event such employee is involuntarily terminated prior to June 15, 2002 (June 15, 2001 in the case of Ms. Lentzsch), and 18 months of severance pay if such employee is involuntarily terminated after a change of control prior to June 15, 2002 (June 15, 2001 in the case of Ms. Lentzsch). Both Ms. Fujii's and Mr. Weatherford's agreements provide for nine months of severance pay in the event either such employee is involuntarily terminated prior to June 15, 2002, and 12 months of severance pay if either such employee is involuntarily terminated after a change of control prior to June 15, 2002. Mr. Higgins's agreement provides for six months of severance pay in the event he is involuntarily terminated prior to June 15, 2002, and nine months of severance pay if he is involuntarily terminated after a change of control prior to June 15, 2002. In addition, the agreements for Mr. Dashe and Mr. Hoffner provide a minimum base salary.

   The agreements discussed in the preceding two paragraphs define an "involuntary termination" as either the termination by the Company of the executive's employment with the Company, other than for cause, or a material reduction in either the executive's salary and bonus or the executive's employee benefits. A "change of control" is defined as: (i) the acquisition by any person of securities representing 50% or more of the voting power of the Company's outstanding securities; (ii) a change in the composition of the Board of Directors within a two-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which the Company's shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction; (iv) the sale or disposition of all or substantially all of the Company's assets; or (vi) the complete liquidation or dissolution of the Company.

   The Company's 1995 Stock Option Plan provides that in the event of a change of control of the Company, as that term is defined in the 1995 Stock Option Plan, outstanding stock options will become fully vested and will either be exchanged for the same per share consideration other shareholders receive in the sale, less the option exercise price, or become exercisable thereafter for such consideration.

Certain Relationships and Related Transactions

   On April 28, 2000, the Company loaned Stephen Higgins, Senior Vice President of Merchandising, $175,000 to assist with his relocation to the San Francisco Bay Area. The loan, which bears interest at 6.75% per annum, is due on the earlier of the third anniversary of the loan or the third business day after the sale of his prior residence. Mr. Higgins has not made any repayments of principal or interest under the loan.

                     REPORT OF THE COMPENSATION COMMITTEE

   The Company's Executive Compensation program is administered by the Compensation Committee. For the fiscal year ended February 3, 2001, the Compensation Committee was composed of three non-employee directors: Fredric
M. Roberts, Kim D. Robbins and Thomas D. Willardson. Mr. Roberts served as Chairman of the Compensation Committee.

Compensation Philosophy

   The objectives of the executive compensation program are:

  . to align compensation with Company performance in meeting both short-term and long-term business objectives and with the interests of the Company's shareholders;

  . to enable the Company to attract, retain and reward leaders who are key to the continued successful growth of the Company; and

  . to reward high levels of performance, with pay-at-risk increasing at higher levels of the organization.

Compensation Program

   The Committee annually reviews the compensation of its executive officers on the basis of each executive's responsibility, position and level of experience in conjunction with a competitive peer company salary survey. The Company's total direct compensation program consists of base salary, annual cash incentive opportunity (the "Cash Plus Incentive Plan") and long-term equity-based incentive opportunity. The base salary structure is targeted at median competitive levels.

  . The Cash Plus Incentive Plan rewards the achievement of short-term operational goals based on the Company's achievement of targets established prior to the fiscal year for earnings before interest, taxes, depreciation and amortization (EBITDA), and other financial goals. The Committee believes that target bonus awards, in combination with base salaries, provide total cash compensation opportunity at median competitive levels. If actual performance exceeds target levels, total cash compensation would be above median competitive levels. If actual performance does not meet target levels, total cash compensation would fall below median competitive levels.

  . Long-term incentive opportunity is delivered through annual basic grants under the Company's 1995 Option Plan at what the Committee believes are median competitive levels. An annual performance option grant provides additional equity opportunity above median competitive levels, based on the achievement of earnings per share targets.

Compensation of Chief Executive Officer

   The Committee generally uses the factors and criteria described above in establishing the compensation of the Chief Executive Officer. Mr. Dashe's base salary was raised to $450,000 per annum effective April 1, 2000. Mr. Dashe is also provided an incentive bonus, which was satisfied through his participation in the Company's Cash Plus Incentive Plan. Mr. Dashe's incentive award payment of $247,824 for the fiscal year ended February 3, 2001 was based on the EBITDA target established prior to the fiscal year.

   Mr. Dashe was also awarded stock option grants for the purchase of an aggregate of 72,213 shares of Common Stock during the last fiscal year. Of these, options to purchase 27,500 shares were considered "performance options" that would become exercisable at an earlier date if the Company met a specified earnings per share target for the fiscal year, which target was not achieved.

   It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's shareholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

                                          The Compensation Committee

                                          Fredric M. Roberts, Chairman
                                          Kim D. Robbins
                                          Thomas D. Willardson

Compensation Committee Interlocks and Insider Participation

   For the fiscal year ended February 3, 2001, neither Kim D. Robbins, Fredric
M. Roberts, nor Thomas D. Willardson, the members of the Company's Compensation Committee, was an executive officer of any entity for which any executive officer of the Company served as a director or a member of the Compensation Committee.

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total return for the Company's Common Stock, the Nasdaq National Market--U.S. Index and the Nasdaq CRSP Retail Group Index from the date trading commenced in the Company's Common Stock (April 4, 1996) through the fiscal year ended February 3, 2001. In preparing the graph it was assumed that: (i) $100 was invested on April 4, 1996 in the Company's Common Stock at an initial public offering price of $10.00 per share, the Nasdaq National Market--U.S. Index and the Nasdaq CRSP Retail Group Index; and (ii) all dividends were reinvested.

                 COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN
          AMONG COST PLUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ RETAIL TRADE INDEX

--------------------------------------------------------------------------------------------------
                                          A                   B                     C
--------------------------------------------------------------------------------------------------
                                                       THE NASDAQ STOCK      THE NASDAQ RETAIL
LEVEL                              COST PLUS, INC.   MARKET (U.S.) INDEX        TRADE INDEX
--------------------------------------------------------------------------------------------------
     1                   4/4/96         100                 100                      100
--------------------------------------------------------------------------------------------------
     2     4/96                         237.52              108.29                   109.04
--------------------------------------------------------------------------------------------------
     3     7/96                         225.02               98.52                   100.34
--------------------------------------------------------------------------------------------------
     4    10/96                         177.52              110.76                   108.18
--------------------------------------------------------------------------------------------------
     5     1/97                         172.52              125.87                   108.27
--------------------------------------------------------------------------------------------------
     6     4/97                         165.02              114.62                    97.44
--------------------------------------------------------------------------------------------------
     7     7/97                         255.03              145.38                   119.03
--------------------------------------------------------------------------------------------------
     8    10/97                         271.28              145.75                   122.11
--------------------------------------------------------------------------------------------------
     9     1/98                         247.52              148.51                   126.27
--------------------------------------------------------------------------------------------------
    10     4/98                         323.78              171.32                   149.62
--------------------------------------------------------------------------------------------------
    11     7/98                         295.03              171.1                    142.22
--------------------------------------------------------------------------------------------------
    12    10/98                         300.03              163.08                   122.91
--------------------------------------------------------------------------------------------------
    13     1/99                         355.04              232.47                   154.82
--------------------------------------------------------------------------------------------------
    14     4/99                         528.8               235                      152.84
--------------------------------------------------------------------------------------------------
    15     7/99                         660.07              244.56                   141.06
--------------------------------------------------------------------------------------------------
    16    10/99                         821.33              275.71                   134.89
--------------------------------------------------------------------------------------------------
    17     1/00                         376.91              363.31                   125.93
--------------------------------------------------------------------------------------------------
    18     4/00                         687.74              356.19                   114.04
--------------------------------------------------------------------------------------------------
    19     7/00                         749.62              348.25                    91.61
--------------------------------------------------------------------------------------------------
    20    10/00                         630.06              310.87                    94.14
--------------------------------------------------------------------------------------------------
    21                 1/1/2001         561.15              254.85                    97.58
--------------------------------------------------------------------------------------------------

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Report of the Compensation Committee and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such Compensation Committee Report or Performance Graph be incorporated by reference into any future filings.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The table below sets forth as of March 31, 2001 (except as otherwise indicated) certain information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

                                                 Shares Beneficially Percentage
Name and Address (1)                                    Owned           (2)
--------------------                             ------------------- ----------
Delaware Management Holdings, Inc. (3).........       1,943,061         9.20%
 One Commerce Square
 2005 Market Street
 Philadelphia, PA 19103
The TCW Group, Inc. (4)........................       1,899,569         8.99%
 865 South Figueroa
 Los Angeles, CA 90017
Murray H. Dashe (5)............................         135,835            *
John F. Hoffner (5)............................          10,322            *
Kathi P. Lentzsch (5)..........................          63,099            *
Stephen L. Higgins (5).........................           9,666            *
Gary D. Weatherford (5)........................          62,875            *
Joseph H. Coulombe (6).........................          15,204            *
Barry J. Feld..................................               0            *
Danny W. Gurr (7)..............................          24,476            *
Kim D. Robbins (5).............................           3,979            *
Fredric M. Roberts (5).........................           3,979            *
Thomas D. Willardson (5).......................          10,856            *
All current directors and executive officers as
 a group (20 persons)(5).......................         619,273         2.85%

--------
  * Less than 1%
(1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown.

(2) Percentage ownership is based on 21,125,854 shares of Common Stock outstanding as of March 31, 2001 plus any shares issuable pursuant to the options held by the person or group in question which may be exercised within 60 days of March 31, 2001.

(3) Information is as of February 7, 2001, and is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by Delaware Management Holdings, Inc. and Delaware Management Business Trust, both of which report to have beneficial ownership of the shares.

(4) Information is as of February 12, 2001, and is based solely on a Schedule 13G filed with the Securities and Exchange Commission by The TCW Group, Inc. Mr. Robert Day is the majority shareholder of The TCW Group, Inc. and is deemed also to have beneficial ownership of the shares held by The TCW Group, Inc.

(5) Includes shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2001, as follows: Mr. Dashe, 135,835; Mr. Higgins, 9,666; Mr. Hoffner, 10,000; Ms. Lentzsch, 61,875; Ms. Robbins, 3,979; Mr.
    Roberts, 3,979; Mr. Weatherford, 62,327; Mr. Willardson, 10,856; and all directors and executive officers as a group (20 persons), 603,593.

(6) Includes 2,756 shares held by the Coulombe Family Trust. Also includes 12,448 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

(7) Includes 3,200 shares registered in the name of Mr. Gurr's spouse, Vivian Southwell. Also includes 19,876 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than 10% of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of those reports furnished to the Company during the fiscal year ended February 3, 2001, all officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements except that Thomas D. Willardson did not timely file one Form 4 during 2000, covering one transaction.

      DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS--2002 ANNUAL MEETING

   Shareholders of the Company are entitled to present proposals for consideration at forthcoming shareholder meetings, provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. If any Shareholder wishes to include a proposal in the proxy statement for the Company's 2002 Annual Meeting, it must be submitted to the Company by January 25, 2002. If any Shareholder wishes to present a proposal at the 2002 Annual Meeting, it must be submitted by April 10, 2002.

                                 OTHER MATTERS

   The Company knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Murray H. Dashe
                                          Chairman of the Board, Chief
                                           Executive Officer and President
Dated: May 25, 2001

                                                                     APPENDIX A

                       SUMMARY OF 1995 STOCK OPTION PLAN
                        (INCLUDING PROPOSED AMENDMENT)

   The essential features of the 1995 Stock Option Plan (the "1995 Option Plan") are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 1995 Option Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the 1995 Option Plan.

   Purpose. The purpose of the 1995 Option Plan is to strengthen the Company by providing an incentive to selected officers and other key employees and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to selected officers and other key employees of the Company and its subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of stock options to purchase Common Stock of the Company.

   Administration. The 1995 Option Plan is administered by the Board or a committee appointed by the Board (as applicable, the "Administrator"). Such committee may consist of (i) two or more "non-employee" directors in order to grant options to officers and directors in compliance with Rule 16b-3 promulgated under the Exchange Act or (ii) two or more "outside" directors in order to grant options intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Administrator may make any determinations deemed necessary or advisable for the 1995 Option Plan.

   Eligibility. The 1995 Option Plan provides that options may be granted to employees, including officers, directors and consultants of the Company, its parent or subsidiaries. Incentive stock options may be granted only to employees, including employee directors and officers. The Administrator approves the participants, the time or times at which options are granted and the number of shares subject to each grant.

   Limits on Grants. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1995 Option Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 397,983 shares of Common Stock.

   Reserved Shares. The maximum number of shares that may be subject to option grants under the 1995 Option Plan is 5,068,006 shares, less the aggregate number of shares (i) subject to options outstanding under the Company's 1994 Stock Option Plan and (ii) issued upon exercise of options granted under the 1994 Stock Option Plan. Subject to the provisions of the 1995 Option Plan, any shares of Common Stock which cease to be subject to an option will become available for future option grants under the 1995 Option Plan.

   Terms of Options. The specific terms of each option granted under the 1995 Option Plan are determined by the Administrator. Each option is evidenced by a written agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

     (a) Exercise of Option. The Administrator determines when options may be exercisable. The Administrator may accelerate the vesting of any outstanding option. The purchase price of the exercise of any option may be paid, at the discretion of the Administrator, in cash, check, cashless exercise, or other shares of Common Stock (with some restrictions).

     (b) Exercise Price. The exercise price under the 1995 Option Plan is determined by the Administrator, provided that, in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and, provided further, that, in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may be no less than 110% of the fair market value of the Common Stock on the date the option is granted.

     (c) Disability or Retirement of Optionee. If optionee's employment with or service as a consultant to or director of the Company ends because of optionee's disability or voluntary retirement (at or after age 65 or at or after age 55 with the Company's consent), optionee may exercise his or her options for one year after the date of termination (but in no event later than the expiration date of the options) to the extent the options were vested as of the date of termination unless otherwise provided for in the stock option agreement. The Administrator may provide in the stock option agreement for the options to become fully vested and exercisable on the date of such termination.

     (d) Death of Optionee. If an optionee should die while employed by or serving as a consultant to or director of the Company, or within thirty days after termination of optionee's employment, consultancy or directorship, the options may be exercised at any time within one year after the date of death (but in no event later than the date of expiration of the term of the option). If an optionee's employment with the Company is terminated because of his or her death, all options held by the optionee shall be exercisable, including those not vested or exercisable on the date of such optionee's death.

     (e) Termination for Cause. If an optionee's employment with or service as a consultant to the Company is terminated for cause, all options held by the optionee will terminate on the date of optionee's termination. Cause includes (i) the intentional failure to perform reasonably assigned duties,
  (ii) dishonesty or willful misconduct in the performance of duties, (iii) engaging in actions in connection with the performance of duties which are adverse to the Company's interests or for personal profit or (iv) the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties.

     (f) Termination of Employment. If the optionee's status as an employee, consultant or director terminates for any reason other than death, disability, retirement, or cause, an option may be exercised for thirty days after such termination (but in no event later than the date of expiration of the term of the option) and may be exercised only to the extent such option was exercisable and vested on the date of termination.

     (g) Termination of Options. Stock options granted under the 1995 Option Plan expire as determined by the Administrator, but in no event later than ten (10) years from the date of grant. However, in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the option may not be greater than five (5) years. Under the form of option agreement currently used by the Company, options generally expire ten (10) years from the date of grant.

     (h) Non-transferability of Options. Unless otherwise specified by the Administrator, options are non-transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

     (i) Vesting. Unless otherwise determined by the Administrator, one-fourth of the shares subject to option will vest and become exercisable each year on the anniversary of the options grant date.

     (j) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Option Plan as may be determined by the Administrator.

   Adjustments Upon Changes in Capitalization. In the event a change in the Company's capitalization as a result of a merger, consolidation, reorganization, spin-off, stock dividend, stock split, reclassification or recapitalization, the Administrator will determine the appropriate adjustment to be made in the number of shares reserved for issuance under the 1995 Option Plan, the maximum number of shares which may be granted annually to each employee under the 1995 Option Plan and the number of shares subject to outstanding options under the 1995 Option Plan, as well as in the price per share of Common Stock covered by such options. Such adjustment will be made so as not to cause a modification (as defined in the Code) of any incentive stock options.

   Change of Control. In connection with a change of control of the Company, each outstanding option shall become fully vested and exercisable and, at the election of the Company:

     (a) (i) each option shall be deemed to have been exercised to the extent it had not been exercised prior to that date, (ii) the shares issuable in connection with the deemed exercise of each option shall be issued to the acquiror of the Company, if any, and (iii) the optionee shall receive a per share payment equal to the number (or amount) and kind of consideration that each holder of a share was entitled to receive in connection with the transaction, reduced by the per share option price, or

     (b) shall be terminated in exchange for a per share payment for each share then subject to such option equal to the number (or amount) and kind of consideration that each holder of a share was entitled to receive in connection with the transaction, reduced by the per share option price, or

     (c) in the event of a change of control of the Company that is consummated pursuant to a merger, consolidation or reorganization (a "Transaction"), each outstanding option shall become fully (100%) vested and exercisable, and the 1995 Option Plan and the outstanding options shall continue in effect and each optionee shall be entitled to receive in respect of each share subject to any outstanding option, upon exercise of such option, the same number (or amount) and kind of consideration that each holder of a share was entitled to receive in connection with the Transaction.

   A change of control means (i) a merger or consolidation of the Company where the Company's stockholders prior to the merger or consolidation do not own at least fifty percent of the Company after the merger or consolidation,
(ii) the sale of all or substantially all of the assets of the Company, (iii) the complete liquidation or dissolution of the Company, (iv) an acquisition by any person directly or indirectly of fifty percent or more of the total voting power of the Company and (v) certain changes in the composition of the Board of Directors occurring within a two year period.

   Sale of the Company. In the event of a sale of the Company, each optionee shall sell all incentive stock options, vested and unvested, granted prior to February 12, 1998, and receive the same consideration entitled to each shareholder in connection with the sale of the Company and, if certain conditions are met, may be required to vote in favor of the sale of the Company. The consideration received by an optionee with an incentive stock option granted prior to February 12, 1998 will be reduced by an amount equal to the optionee's proportionate share of the expenses of the sale incurred by certain controlling shareholders of the Company. A sale of the Company includes a sale of all or substantially all of the assets of the Company, a complete liquidation or dissolution of the Company, and a merger consolidation or reorganization involving the Company if certain conditions are met.

   Amendment and Termination of Plan. The Board of Directors may amend the 1995 Option Plan at any time, or may terminate the 1995 Option Plan, without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1995 Option Plan for which shareholder approval would be required under the Code or other applicable rules, and no action by the Board of Directors or shareholders may unilaterally impair any option previously granted under the 1995 Option Plan. In any event, the 1995 Option Plan will terminate in November, 2005. Any options outstanding under the 1995 Option Plan at the time of its termination will remain outstanding until they expire by their terms.

Tax Information

   The following is a summary of the effect of federal income taxation with respect to the grant and exercise of options under the 1995 Option Plan. It does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

   Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

   Nonqualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

                                                                     APPENDIX B

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                      OF
                                COST PLUS, INC.
                         (Amended as of June 22, 2000)

   PURPOSE:

   The purpose of the Audit Committee of the Board of Directors of Cost Plus, Inc. (the "Company") shall be:

  . to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

  . to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

  . to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

   The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

   MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. Prior to June 14, 2001, at least a majority of the members will be independent directors. On or before June 14, 2001, the Committee will consist of at least three members of the Board of Directors who will meet the following criteria:

  1. Each member will be an independent director, in accordance with the Nasdaq Stock Market Audit Committee requirements;

  2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq Stock Market Audit Committee requirements; and

  3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

   RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

  . Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

  .  Reviewing fee arrangements with the independent auditors;

  . Reviewing the independent auditors' proposed audit scope, approach and independence;

  . Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  . Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  . Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  . Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

  . Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

  . Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of SEC Regulation S-K and Item 7(e) (3) of
     Schedule 14A of the SEC's proxy rules;

  . Reviewing the Audit Committee's own structure, processes and membership requirements; and

  . Performing such other duties as may be requested by the Board of Directors.

   MEETINGS:

   The Audit Committee will meet at least quarterly. Meetings may be held telephonically or in person. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

   MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

   REPORTS:

   Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                                                    1505-PS-2001

                                  DETACH HERE

--------------------------------------------------------------------------------
                                     PROXY

                                COST PLUS, INC.

                 PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

               This Proxy is Solicited by the Board of Directors

     The undersigned shareholder(s) of Cost Plus, Inc., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 25, 2001, and hereby appoints MURRAY H. DASHE and JOHN F. HOFFNER, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of Cost Plus, Inc. to be held on June 26, 2001 at 2:00 p.m., local time, at the Company's corporate headquarters located at 200 4th Street, Oakland, California 94607 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote on any of the matters on the reverse side if personally present, and with discretionary authority as to any and all other matters that may properly come before the meeting.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
    SIDE                                                                 SIDE

                                  DETACH HERE

--------------------------------------------------------------------------------

[X]  Please mark votes as in this example.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND PROPOSALS SET FORTH BELOW AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

1. Election of Directors to serve one year terms. Nominees: (01) Murray H. Dashe, (02) Joseph H. Coulombe, (03) Barry J. Feld, (04) Danny W. Gurr,
   (05) Kim D. Robbins, (06) Fredric M. Roberts, and (07) Thomas D. Willardson

    FOR ALL NOMINEES [_]     WITHHELD FROM ALL [_]
                                  NOMINEES


    [_] _______________________________________________
    (Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space above.)

2.  To approve an amendment to the            [_] FOR   [_] AGAINST  [_] ABSTAIN
    Company's 1995 Stock Option Plan to
    increase the shares reserved for
    issuance thereunder by 350,000 shares.

3.  To ratify and approve the appointment of  [_] FOR   [_] AGAINST  [_] ABSTAIN
    Deloitte & Touche LLP as independent
    auditors of the Company for the fiscal
    year ending February 2, 2002.

                                                            MARK HERE FOR  [_]
                                                            ADDRESS CHANGE
                                                            AND NOTE BELOW

                                                          MARK HERE IF YOU  [_]
                                                         PLAN TO ATTEND THE
                                                               MEETING

     TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

     (This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

Signature: _________________________________________ Date: _____________________

Signature: _________________________________________ Date: _____________________